Exhibit 10.5

Exhibit D to Joint Venture Agreement

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) is made and entered into as of the 13th day of January 2022 by and among Titanium Plus Autoparts, Inc., a [California] corporation (“TPA”) Bin Xiao, an individual (“Xiao”), Tony Chiu, an individual (“Chiu”) and Box Harmony, LLC, a Delaware limited liability company (“Licensee”) and (together, the “Parties”).

1.      BASIC TERMS

A.      Effective Date: The date of execution of this Agreement by the Parties.

B.      Joint Venture Agreement: means that joint venture agreement among the Parties and iPower Inc., a Nevada corporation (“iPower”), with executive offices at 2399 Bateman Avenue, Duarte, CA 91010, dated January --, 2022.

C.      Licensee: means Box Harmony, LLC, an affiliate of TPA and Xiao, with offices at 8798 9th Street, Building C, Rancho Cucamonga, California 91730 (“Licensee”).

D.      Licensee Business: means providing logistic services for primarily foreign based manufacturers or distributors who desire to sell their products on-line in the United States, with such logistic services to include, without limitation, receiving, storing and transporting such products in the United States.

E.      Licensor: means individually and collectively, TPA, with offices at 4271 Don Julian Road, City of Industry, CA 91746, Xiao and Chiu.

F.      Licensed Rights Granted: has the meaning as that term is defined in Section 3 of this Agreement.

2.      Certain Definitions:

(i)	“Licensor Intellectual Property Rights” means all Licensed Intellectual Property Rights owned, licensed or otherwise held by Licensor including those identified below and listed on Appendix A.

(ii)	“Licensor Technology” means know-how, methods, trade secrets and other Confidential Information held by Licensor and protected by Licensor Intellectual Licensed Intellectual Property Rights, including supply chain management.

(iii)	“Improvement” means any technological development, advancement or other innovation, whether deliberately or unintentionally developed, created, conceived or otherwise innovated, that (a) is protectable Licensor Intellectual Licensed Intellectual Property Rights, (b) is based on subject matter protected by Licensor Intellectual Licensed Intellectual Property Rights, or (c) is otherwise connected or related to the Licensor Intellectual Licensed Intellectual Property Rights.

(iv)	“Licensed Intellectual Property Rights” means all industrial and other intellectual property rights owned, licensed or otherwise used by any Licensor comprising or relating to (a) Licensor Technology; (b) Improvements, (c) internet domain names, permits and certificates registered by any authorized private registrar or Governmental Authority, web addresses, web pages, website and URLs; (d) works of authorship, expressions, designs and industrial design registrations, whether or not copyrightable, including copyrights and copyrightable works, software and firmware, data, data files, and databases and other specifications and documentation; (e) inventions, discoveries, trade secrets, business and technical information, know-how, databases, data collections, patent disclosures and other confidential or proprietary information; and (f) all industrial and other intellectual property rights, and all rights, interests and protections that are associated with, equivalent or similar to, or required for the exercise of, any of the foregoing, however arising, in each case whether registered or unregistered, and including all registrations and applications for, and renewals or extensions of, such rights or forms of protection under the Applicable Law of any jurisdiction in any part of the world.

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(v)	“Joint Improvement” means any Improvement that both Licensor and Licensee contributed to developing, creating, conceiving or otherwise innovating.

(vi)	“Person” is to be broadly interpreted and includes an individual, a corporation, a partnership, a joint venture, a trust, an association, an unincorporated organization, a Governmental Authority, an executor or administrator or other legal or personal representative, or any other juridical entity.

(vii)	"Term" means the term and duration of the Joint Venture Agreement and the Limited Liability Agreement and Facility and Access Agreement, constituting Exhibits to the Joint Venture Agreement, as each of such documents may be terminated, amended or extended.

(viii)	"Territory” means the United States of America, its territories and possessions.

3.      Grant of License. For good and valuable consideration each Licensor does hereby grant unto the Licensee, its successor and assigns, a non-exclusive paid-up and royalty free right and license to make, use, sell, distribute or otherwise deal in (a) all Licensed Intellectual Property Rights, and (b) all permits, certificates, governmental licenses and permits, domain names and other rights in connection with conducting the Licensee Business, and (c) all Licensor Technology, in connection with the conduct of the Licensee Business within the Territory during the Term of this Agreement. Licensee shall have no right to sublicense to any Person any Licensed Intellectual Property Rights under this Agreement unless and until Licensor has consented in writing, with such consent not to be unreasonably withheld, to such Person and such sublicense and such Person has executed a sublicense agreement in form and substance reasonably acceptable to the Parties. However, Licensee shall have the right to sublicense the rights granted under this Agreement to one or more of its subsidiaries or other affiliates that is engaged in the Licensee Business.

4.      Representations and Warranties, Limitations of Liability, Indemnity.

4.1      Mutual Representations, Warranties, and Covenants. Licensee and Licensor jointly and severally represent, warrant, and covenant to the other that at all times during the Term:

(a)      Each has the full right, power and authority to enter into and to perform this Agreement, including to grant the rights and licenses granted under this Agreement;

(b)      This Agreement constitutes a valid and legally binding obligation of the Licensee and Licensor, enforceable against the Licensee and Licensor in accordance with its terms;

(c)      Any use by Licensee of the Licensed Intellectual Property Rights as granted by Licensee under this Agreement will not violate, misappropriate or otherwise infringe the Licensed Intellectual Property Rights or other rights of any Person;

(d)      Each complies and will comply at all times with all applicable laws; and

(e)      Each will to protect the Licensor’s Licensed Intellectual Property Rights from unauthorized use in the Territory.

4.2      Licensee’s Representations, Warranties, and Covenants. Licensee represents, warrants, and covenants to Licensor that at all times during the Term:

(a)      It has the full right, power and authority to enter into and to perform this Agreement;

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(b)      It will provide, grant and sublicense each of the Licensed Rights to other Persons in conformity in all material respects with all applicable laws, consistent with industry practices, and in such a manner that will reflect positively on the business reputation of Licensor, on the Licensed Intellectual Property Rights and the associated goodwill;

(c)      This Agreement constitutes a valid and legally binding obligation of the Licensee, enforceable against the Licensee in accordance with its terms;

(d)      It and all others authorized by it to act on its behalf under this Agreement will comply at all times with all applicable laws;

(e)      It will not knowingly harm the Licensed Intellectual Property Rights or bring the Licensed Intellectual Property Rights into disrepute; and

(f)      neither Licensee nor any of its owners, directors, officers, members, partners, shareholders, affiliates or employees (each a “Licensee Party”) is named, either directly or by an alias, pseudonym or nickname, on the lists of “Specially Designated Nationals” or “Blocked Persons” maintained by the U S Treasury Department’s Office of Foreign Assets Control currently located at www.treas gov/offices/enforcement/ofac/, (ii) it will not, and it will cause each Licensee Party not to, take any action that would constitute a violation of any applicable laws against corrupt business practices, against money laundering and/or against facilitating or supporting persons or entities who conspire to commit acts of terror against any person or entity, including as prohibited by the US Patriot Act (currently located at www.epic.org/pnvacv/terrorism/hr3162.html.), US Executive Order 13244 (currently located at www.treasgov/offices/enforcement/ofac/sanctions/terrorism.html) or any similar laws, and (iii) it shall immediately notify Licensee in writing of the occurrence of any event or the development of any circumstance that might render any of the foregoing representations and warranties in this subsection (e) false, inaccurate or misleading;

4.3      Licensor Representations, Warranties, and Covenants. Each Licensor represents, warrants, and covenants to Licensee that at all times during the Term:

(a)      It or he has the full right, power and authority to enter into and to perform this Agreement;

(b)      It or he is the sole owner of the Licensed Intellectual Property Rights and has the sole right to license the Licensed Rights to the Licensee;

(c)      no other Person (other than Licensee) has any right, license or claim to such Licensed Intellectual Property Rights;

(d)      This Agreement constitutes a valid and legally binding obligation of Licensor, enforceable against the it in accordance with its terms;

(e)      Licensor and all others authorized by it to act on its behalf under this Agreement will comply at all times with all applicable laws;

(f)      Neither Licensor nor any of its owners, directors, officers, members, partners, shareholders, affiliates or employees (each a “Licensor Party”) is named, either directly or by an alias, pseudonym or nickname, on the lists of “Specially Designated Nationals” or “Blocked Persons” maintained by the U S Treasury Department’s Office of Foreign Assets Control currently located at www.treas gov/offices/enforcement/ofac/, (ii) it will not, and it will cause each Licensor Party not to, take any action that would constitute a violation of any applicable laws against corrupt business practices, against money laundering and/or against facilitating or supporting persons or entities who conspire to commit acts of terror against any person or entity, including as prohibited by the US Patriot Act (currently located at www.epic.org/pnvacv/terrorism/hr3162.htmll.), US Executive Order 13244 (currently located at www.treasgov/offices/enforcement/ofac/sanctions/terrorism.html) or any similar laws, and (iii) it shall immediately notify Licensee in writing of the occurrence of any event or the development of any circumstance that might render any of the foregoing representations and warranties in this subsection (e) false, inaccurate or misleading;

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4.4      Limitation of Liability. Except for breaches the Confidentiality provision of this Agreement or a claim arising out of a Party’s gross negligence, willful misconduct, or fraud, the Licensee shall not be liable to Licensor, and Licensor shall not be liable to the Licensee, for any indirect, incidental, consequential, special, punitive, or exemplary losses or damage whatsoever, whether in contract, tort (including negligence), at law or in equity, even if such losses were reasonably foreseeable or a Party had been advised of the possibility of the other Party or Parties incurring the same. This section shall survive termination of this Agreement.

4.5      Defense and Indemnity. Each of the Parties shall defend, indemnify and hold each other and their officers, directors, stockholders, employees, agents, attorneys, representatives, affiliates, successors and assigns (collectively, an “Indemnified Party”) harmless from and against any and all civil or criminal demands, claims, actions, causes of action, liabilities, suits, proceedings, judgments, investigations or inquiries (each such third-Party action, claim or proceeding, a “Claim”), and any settlement thereof, and all related expenses, including, but not limited to, all litigation expenses, including reasonable attorneys’ fees and court costs, and settlement amounts (collectively, “Losses”), that directly or indirectly arise out of an Indemnified Party’s activities under this Agreement including but not limited to Claims (A) resulting from a material breach of the other Party’s (or, where the Indemnified Party is the Licensee, the other Parties’) representations, warranties, covenants or agreements contained herein; or (B) the gross negligence, willful misconduct, or fraud of the other Party (or, where the Indemnified Party is the Licensee, the other Parties). This section shall survive termination of this Agreement.

4.6      Indemnification Procedures. Except as otherwise provided in this Agreement, a Party entitled to indemnification hereunder (each, an “Indemnitee”) from (or, where the Indemnified Party is the Licensee, the other Parties) (in such capacity, the “Indemnitor”) pursuant to Section 4.5 with respect to a Claim shall (a) give written notice within a reasonable time to the Indemnitor of any such Claim with respect to which the Indemnitee seeks indemnification (provided, however, that failure of the Indemnitee to give such notice shall not relieve the Indemnitor from any liability which the Indemnitor may have on account of this indemnification, except to the extent that the Indemnitor is materially prejudiced thereby), and (b) permit the Indemnitor to assume the defense of such Claim with counsel reasonably satisfactory to the Indemnitee; provided, however, that any Indemnitee shall have the right to employ separate counsel and to participate in the defense of such Claim, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the Indemnitor has agreed to pay such fees or expenses, (ii) the Indemnitor shall have failed to assume the defense of such Claim and employ counsel reasonably satisfactory to the Indemnitee or (iii) in the reasonable judgment of the Indemnitee, based upon written advice of its counsel, a conflict of interest may exist between the Indemnitee and the Indemnitor with respect to such Claim which would prevent counsel from adequately representing the interests of both the Indemnitee and the Indemnitor (in which case, if the Indemnitee notifies the Indemnitor in writing that the Indemnitee elects to employ separate counsel at the expense of the Indemnitor, the Indemnitor shall not have the right to assume the defense of such Claim on behalf of the Indemnitee and the reasonable fees and expenses of counsel for the Indemnitee shall be paid by the Indemnitor). The Indemnitor shall not, except with the prior written consent of the Indemnitee, consent or enter into to any settlement of any such Claim which involves the admission of liability on the part of the Indemnitee. The Indemnitee shall reasonably cooperate with the Indemnitor in the defense of any such Claim.

5.      Miscellaneous.

(a)       Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5(a)):

If to the Licensee:	Bin Xiao, President Box Harmony, LLC 8798 9th Street, Building C Rancho Cucamonga, CA

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If to Licensor:	Titanium Plus Autoparts, Inc. 4271 Don Julian Road City of Industry, CA 91746 Attn: Tony Chiu

(b)      Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

(c)      Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. On such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(d)      Entire Agreement. This Agreement and all related Schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, records, representations, and warranties, both written and oral, whether express or implied, with respect to such subject matter.

(e)      Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns. This Agreement may not be assigned by any party except as permitted by this Agreement and any assignment in violation of this Agreement shall be null and void.

(f)      Duty of Confidentiality. Except as specifically provided in this Agreement, each Party agrees to keep strictly confidential all Confidential Information (as defined below) and will not, without the express written authorization of the other Parties, disclose, copy, publish, distribute, transfer, market, use, misuse, alter or destroy any Confidential Information to any third person, firm, company, corporation or association for any purpose. Each Party will maintain adequate internal safeguards to protect the Confidential Information of the other Parties, and each Party warrants and covenants to the other Parties that any consultant of such Party who gains access to Confidential Information of the other Parties shall have executed a form of agreement pursuant to which he, she or it is bound by the non-use and non-disclosure obligations of this Paragraph. Each Party is responsible for a breach of this Paragraph by any of its officers, directors, partners, employees, contractors, affiliated companies, subsidiaries, agents and consultants. Each Party further acknowledges and agrees that, if there is any question as to whether or not information obtained by such Party from one of the other Parties constitutes Confidential Information, such Party will confer with the applicable other Party regarding the status of the information prior to any disclosure and such Party will not disclose such information without the express written authorization of the applicable other Party. No Party will make use of the Confidential Information except to meet its obligations or exercise its rights under this Agreement. No Party will permit access to the Confidential Information of the other Parties to any person, company, agency, or other entity that is not authorized in writing by the applicable other Party to have access, observe, review, or receive the Confidential Information. The obligations imposed under this Paragraph shall survive the termination of this Agreement. For purposes of this Agreement, “Confidential Information” shall include (i) the terms of this Agreement, and (ii) any and all confidential and/or proprietary knowledge, data, methodology or information constituting, arising in connection with or relating to a Party that is made available by such Party to the other Party (or Parties, as the case may be) either prior to or after the Effective Date. Except for personally identifiable information, which shall always remain Confidential Information, Confidential Information does not include: (i) information that has become generally known or available to the public through publication or otherwise through no violation of this paragraph; (ii) information independently developed by a Party without use of Confidential Information of the other Party (or Parties, as the case may be); (iii) information that a Party can demonstrate by written records was known or in the possession of such Party prior to disclosure by the other Party (or Parties, as the case may be); or (iv) information that a Party is required to disclose by court order provided that such Party uses all commercially reasonable efforts to limit such disclosure and to obtain confidential treatment.

(g)      Assignability. No Party may assign any of its rights under this Agreement without the prior written approval of the other Parties. Any attempted assignment in violation of this provision will be void.

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(h)      General. This Agreement contains a complete statement of all arrangements between the Parties with respect to its subject matter. This Agreement may not be changed or terminated orally and will benefit and be binding upon the Parties' respective permitted successors and assigns, if any. Each Party represents, warrants, and covenants that it is under no legal impediment preventing it from entering into and fully performing this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion will not be construed as a waiver or limit that Party's right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers must be in writing. If any provision of this Agreement is invalid or unenforceable as applied to any circumstance, the balance of this Agreement, including that provision as applied to other circumstances, will remain in effect. The Licensee will not be considered as, or hold itself out to be, an agent, partner or joint venturer of Licensor. The Licensee may not bind the Licensor in any dealings with a Person, and neither the Licensee nor Licensor may bind the other in any dealings with a Person, unless they become a party to any sublicense or license agreement. The headings on this Agreement are solely for convenience of reference and will not affect its interpretation. This Agreement will be governed by and construed in accordance with laws of the state of California applicable to agreements made and to be performed in that state. Each Party consents and agrees that state courts for California will have jurisdiction over it with respect to any dispute or controversy relating to this Agreement, and that process may be served on it in accordance with this Paragraph. Each Party will be responsible for and bear all of its own costs and expenses (including attorneys’ fees) incurred at any time in connection with pursuing, negotiating or completing this Agreement.

(i)      Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing executed by the Parties and approved by IPW. Any such written amendment or modification will be binding upon the Parties.

(j)      Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(k)      Governing Law. All issues and questions concerning the application, construction, validity, interpretation, and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.

(l)      Submission to Jurisdiction. The parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort, or otherwise, shall be brought in the United States District Court for the Southern District of California or, if such court does not have subject matter jurisdiction, the courts of the State of California sitting in Los Angeles County, and any appellate court from any thereof, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of California. Each of the parties hereby irrevocably consents to the jurisdiction of such courts in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding that is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice, or other document by registered mail to the address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court.

(m)      Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

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(n)      Attorneys' Fees. If any party hereto institutes any legal suit, action, or proceeding, including arbitration, against another party in respect of a matter arising out of or relating to this Agreement, the prevailing party in the suit, action, or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action, or proceeding, including reasonable attorneys' fees and expenses and court costs.

(o)      Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise, except to the extent expressly provided herein to the contrary.

(p)      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

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Appendix A

Additional Licensed Intellectual Property Rights

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